EXPLANATORY NOTE

This Amendment No. 1 to the Regulation A Offering Statement on Form 1-A filed by Hunting Dog Capital Corp. on December 22, 2015 (the “Original Filing”) is being filed solely to file Exhibits 13 and 15 to the Original Filing as set forth below in Part III - Exhibits. No changes have been made to Part II of the Original Filing. Accordingly, it has been omitted.

PART III – EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
(1)	Form of Underwriting Agreement by and between Hunting Dog Capital Corp. and WR Hambrecht + CO, LLC*
(2)(a)	Operating Agreement of Hunting Dog Capital LLC.*
(2)(b)	Certificate of Incorporation of Hunting Dog Capital Corp.***
(2)(c)	Restated Certificate of Incorporation of Hunting Dog Capital Corp.*
(2)(d)	Bylaws of Hunting Dog Capital Corp.*
(3)	Form of Common Stock Certificate*
(6)(a)	Form of Registration Rights Agreement*
(6)(b)	Form of Contribution, Assignment and Assumption Agreement by and among Hunting Dog Capital Corp. and Hunting Dog Capital LLC*
(6)(c)	Common Stock Purchase Warrant to be issued to WR Hambrecht + Co, LLC*
(8)	Escrow Agreement by and among Hunting Dog Capital Corp. and SunTrust Bank*
(11)(a)	Consent of RSM US LLP***
(11)(b)	Consent of Sutherland Asbill & Brennan LLP (incorporated by reference to Exhibit 12)**
(12)	Opinion of Sutherland Asbill & Brennan LLP regarding legality of the offered shares of common stock*
(13)	Testing the Waters Material - Video Transcript
(15)	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

* To be filed by pre-qualifying amendment.
** Included with the legal opinion provided pursuant to Item (11).
*** Previously filed as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, in the City of San Francisco, State of California, on December 23, 2015.

Hunting Dog Capital Corp.

By:	/s/ Christopher Allick
Name:	Christopher Allick
Title:	Chief Executive Officer and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Allick	Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2015
Christopher Allick

/s/ Paul Clausing	Chief Financial Officer (Principal Financial Officer)	December 23, 2015
Paul Clausing

/s/ Todd Blankfort	President and Director	December 23, 2015
Todd Blankfort